UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

SHARPER IMAGE CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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May 6, 2005

TO THE STOCKHOLDERS OF

SHARPER IMAGE CORPORATION:

You are cordially invited to attend the Annual Meeting of Stockholders of Sharper Image Corporation (the “Company”) on June 6, 2005, at 10:00 a.m., which will be held at the World Trade Club, 1 Ferry Plaza, San Francisco, California 94111.

Details of business to be conducted at the Annual Meeting are given in attached Notice of Annual Meeting and Proxy Statement. At the Annual Meeting, we will present a report on the progress of the Company during the past year.

Accompanying this Proxy Statement is our 2004 Annual Report to Stockholders.

We hope that you will attend the Annual Meeting. Whether or not you plan to attend the meeting, please sign, date and return the enclosed proxy promptly in the accompanying reply envelope so that your shares will be represented at the Annual Meeting.

Sincerely yours,

RICHARD THALHEIMER

Founder, Chairman of the Board, and

Chief Executive Officer

YOUR VOTE IS IMPORTANT

In order to assure your representation at the Annual Meeting, you are requested to complete, sign, and date the enclosed proxy as promptly as possible and return it in the enclosed envelope (to which no postage need be affixed if mailed in the United States).

If you are shareholder of record you can grant a proxy over the Internet or telephone by following the instructions on the proxy card.

SHARPER IMAGE CORPORATION

650 Davis Street

San Francisco, California 94111

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 6, 2005

The Annual Meeting of Stockholders of Sharper Image Corporation (the “Company”) will be held at the World Trade Club, 1 Ferry Plaza, San Francisco, California 94111, on Monday, June 6, 2005, at 10:00 a.m., for the following purposes:

1. To elect Directors to serve until the next Annual Meeting and until their successors have been elected and qualified;

2. To ratify the selection of Deloitte & Touche LLP as the Company’s registered public accounting firm for the fiscal year ending January 31, 2006; and

3. To transact any other business which may properly come before the meeting or any adjournments or postponements thereof.

The foregoing items of business are more fully described in the Proxy Statement that accompanies this Notice.

Stockholders of record at the close of business on April 11, 2005, will be entitled to vote at the Annual Meeting. Whether or not you plan to attend, please sign, date and return the enclosed proxy in the envelope provided. The prompt return of your proxy card will assist us in preparing for the Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

RICHARD THALHEIMER

Founder, Chairman of the Board, and

Chief Executive Officer

San Francisco, California

May 6, 2005

PROXY STATEMENT

FOR THE

ANNUAL MEETING OF STOCKHOLDERS OF

SHARPER IMAGE CORPORATION

To Be Held June 6, 2005

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Sharper Image Corporation, a Delaware corporation (the “Company”), for the Annual Meeting of Stockholders of the Company to be held at 10:00 a.m. at the World Trade Club, 1 Ferry Plaza, San Francisco, California 94111, on June 6, 2005, and at any adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. An annual report, consisting of our Annual Report on Form 10-K for he fiscal year ended January 31, 2005 and other information required by the rules of the Securities and Exchange Commission, is being mailed to stockholders, along with these proxy materials on or about May 6, 2005.

The address of the principal executive office of the Company is 650 Davis Street, San Francisco, California 94111.

VOTING RIGHTS

Only stockholders of record of the Company’s Common Stock (“Common Stock”) at the close of business on April 11, 2005, will be entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock entitles the holders thereof to one vote on each matter to come before the Annual Meeting. On April 11, 2005, there were 15,383,410 shares of Common Stock outstanding.

The enclosed proxy is solicited by the Company’s Board of Directors (“Board of Directors” or “Board”) and, when returned properly completed, will be voted as you direct on your proxy card. In the absence of contrary instructions, shares represented by such proxies will be voted FOR the proposals discussed herein and in the discretion of the proxy holders on other matters presented at the Annual Meeting. Management does not know of any matters to be presented at this Annual Meeting other than those set forth in this Proxy Statement and in the Notice accompanying this Proxy Statement. If other matters should properly come before the Annual Meeting, then in the discretion of the proxy holder, shares represented by such proxies will be voted upon any other business. Abstentions and broker non-votes are each included in the number of shares present for quorum purposes. For the election of directors, broker non-votes and votes marked “withheld” do not have the effect of a vote against the matter and will not affect the outcome of the election. For matters decided by a majority of shares present and entitled to vote on the matter, abstentions have the effect of a vote against the matter, but broker non-votes do not have the effect of a vote against the matter.

REVOCABILITY OF PROXIES

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting the shares covered by the proxy in person.

SOLICITATION OF PROXIES

The entire cost of soliciting proxies will be borne by the Company. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, facsimile, e-mail, or other means by directors, officers, employees or agents of the Company who will not receive additional compensation for such solicitation. Copies of the solicitation material will be furnished to brokerage firms, fiduciaries and other custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. Such persons will be reimbursed by the Company for their reasonable expenses incurred in sending proxy material to beneficial owners of the Common Stock.

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, seven (7) Directors are to be elected to serve until the next Annual Meeting and until their successors are elected and qualified. Set forth below is information regarding the nominees to the Board of Directors for election as Directors.

Each nominee has agreed to serve if elected, and the Board of Directors is not aware of any nominee who is unable or will decline to serve as a Director.

Nominees to the Board of Directors

Name	Principal Occupation	Age
Richard Thalheimer	Founder, Chairman of the Board and Chief Executive Officer of Sharper Image Corporation	57
Alan Thalheimer	Retired Business Executive	79
Gerald Napier	Retired President, I. Magnin and Company	78
Morton David	Retired Chairman, Franklin Electronic Publishers, Inc.	68
George James	Retired Senior Vice President and Chief Financial Officer, Levi Strauss & Co.	67
Pamela Joyner	Founder and Managing Partner, Avid Partners, LLC	46
Tracy Wan	President, Chief Operating Officer of Sharper Image Corporation	45

RICHARD THALHEIMER is the founder of the Company and has served as Chief Executive Officer and as a Director of the Company since 1978 and as Chairman of the Board of Directors since 1985. Mr. Richard Thalheimer also served as President of the Company through July 1993.

ALAN THALHEIMER has been a Director of the Company since June 1981 and was President of Thalheimer, Inc. or its predecessor from May 1981 until retiring in 1993. Mr. Alan Thalheimer is the father of Mr. Richard Thalheimer.

GERALD NAPIER has been a Director of the Company since April 1997. Mr. Napier was the President of I. Magnin and Company from February 1982 until retiring in 1988. Mr. Napier was Senior Vice President of General Operations at Abraham and Straus from 1977 to 1982.

MORTON DAVID has been a Director of the Company since January 1998. Mr. David was Chairman, President and Chief Executive Officer of Franklin Electronic Publishers, Inc. from May 1984 until his retirement in February 1998.

GEORGE JAMES has been a Director of the Company since June 1999. Mr. James was Senior Vice President and Chief Financial Officer of Levi Strauss & Co. from 1985 until his retirement in 1998. Mr. James was Executive Vice President and Group President from 1984 to 1985, and was Executive Vice President and Chief Financial Officer from 1982 to 1983 at Crown Zellerbach Corporation. Mr. James was Senior Vice President and Chief Financial Officer from 1972 to 1982 at Arcata Corporation. Mr. James serves on the board for Callidus Software, Inc.

PAMELA JOYNER has been a Director of the Company since October 2004. Ms. Joyner is the founder and managing partner of Avid Partners, LLC. Ms. Joyner was a Partner at Bowman Capital Management, LLC from 1999 to 2000, and was a Vice President and Shareholder at Capital Guardian Trust Company from 1992-1999. Ms. Joyner serves on the board of the Hopkins Center and the Hood Museum.

TRACY WAN has served as the President and Chief Operating Officer of the Company since 1999 and as a Director of the Company since October 2004. Ms. Wan was the Executive Vice President and Chief Financial Officer of the Company from 1998 to 1999; Senior Vice President and Chief Financial Officer from 1994 to 1998; Vice President and Chief Financial Officer from 1991 to 1994 and Controller from 1989 to 1991. Prior to joining the Company, Ms. Wan served as Vice President of Program Finance for Consolidated Capital Equities Corporation and practiced as a certified public accountant with the accounting firm of Laventhol & Horwath.

Vote Required

It is intended that the proxies will be voted for the election as Directors of the seven nominees named above, unless authority to vote for any such nominee is withheld. The seven nominees receiving the highest number of affirmative votes at the Annual Meeting will be elected. In the unanticipated event that a nominee is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee named by the present Board of Directors to fill the vacancy.

Recommendations of the Board of Directors

The Board of Directors recommends a vote FOR all nominees listed above.

Board Meetings and Committees

The Board of Directors of the Company held five meetings during fiscal 2004. Each Director attended at least seventy-five percent (75%) of the total number of Board meetings held during for which he or she has been a Director and the total number of meetings of committees of the Board on which he or she then served.

Shareholders may send communications to the Board of Directors at the following address: Corporate Secretary, Sharper Image Corporation, 650 Davis St., San Francisco, CA 94111. Although there is no formal requirement, Directors generally attend all annual meetings and all Directors, except for Alan Thalheimer, attended the 2004 Annual Meeting of Stockholders.

The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating Committee The Board of Directors has adopted charters for the Audit Committee (copy of which is filed as Appendix A) and Nominating Committee (copy of which is filed as Appendix B).

The Audit Committee of the Board was established in November 1987 and during fiscal 2004 consisted of Directors George James, Chairman, Gerald Napier, Morton David and Pamela Joyner. The Board has determined that each member of the Audit Committee meets the experience and independence requirements of the rules of the Securities and Exchange Commission (“SEC”) and Nasdaq National Market. The Board has determined that George James qualifies as an “audit committee financial expert” within the meaning of the SEC rules. The Audit Committee is responsible for the selection, compensation and evaluation of the Company’s registered public accounting firm, approving services performed by such accountants and reviewing internal accounting controls, audit plans and results, and financial reporting procedures. The Audit Committee held 10 meetings during fiscal 2004.

The Compensation Committee was established in November 1987 and during fiscal 2004 consisted of Directors Morton David, Chairman, Gerald Napier and George James. Our Board of Directors has determined that each member of the committee is independent within the rules of the Nasdaq National Market. The Compensation Committee is responsible for making and reviewing recommendations regarding employee compensation and administering the Company’s Stock Incentive Plan (the “Incentive Plan”) and Executive Bonus Plan. The Compensation Committee held four meetings during fiscal 2004.

The Nominating Committee was established in January 2004 and consists of Directors George James, Chairman, Morton David and Gerald Napier. Our Board of Directors has determined that each member of the committee is independent within the rules of the Nasdaq National Market. The Nominating Committee is responsible for identifying Board nominees and recommending Board nominees for election, making recommendations as to determination of director independence, overseeing and setting director compensation and overseeing compliance with the Code of Conduct. The Nominating Committee held two meetings during fiscal 2004. The Nominating Committee regularly assesses the appropriate size and compensation of the Board and the particular needs of the Board based on whether any vacancies are expected due to retirement or otherwise. Candidates may come to the attention of the Board through current Board members, professional search firms, shareholders or other parties. All candidates are evaluated based on a review of the individual’s qualifications, skills, independence and expertise. The Nominating Committee will consider candidates as nominees for election as Directors of the Company submitted by stockholders. Stockholders wishing to have the Nominating Committee consider a candidate should submit the candidate’s name and pertinent background information to Corporate Secretary, Sharper Image Corporation, 650 Davis St., San Francisco, CA 94111.

We have adopted a Code of Ethics that applies to all our employees, including our chief executive officer, chief financial officer, chief operating officer and controller. The Code of Ethics is posted on our Website www.sharperimage.com. We intend to post on our Website, www.sharperimage.com, any amendments to or waivers from, our Code of Ethics within five business days of the date of any amendment or waiver. The information contained on our Website is not part of this document.

Director Remuneration

During fiscal 2004, each of the Company’s non-employee Directors was paid $2,000 for attending each regular meeting of the Board of Directors and members of the Audit Committee were paid $500 for each Audit Committee meeting not held in conjunction with a regular meeting of the Board of Directors. The Company’s non-employee directors were paid a quarterly retainer of $6,000 per quarter and the Company’s Audit Committee directors were paid a quarterly retainer of $1,000 per quarter. Mr. James was paid a quarterly retainer of $2,000 as chairman of the Audit Committee. The general policy of the Company is to reimburse Directors for all reasonable expenses incurred to attend each meeting of the Board of Directors. All Directors are also eligible to participate in certain of the Company’s employee benefit plans after six months’ service on the Board. The non-employee directors are granted automatic options at the start of each fiscal quarter under the Company’s 2000 Stock Incentive Plan, which are immediately exercisable and subject to repurchase if the one year vesting requirement is not met. On May 1, 2004 and August 1, 2004, each of the non-employee directors, Messrs. A. Thalheimer, Napier, David and James, were granted an option to purchase 3,000 shares of Common Stock at an exercise price of $30.56 and, $26.70 which was the closing price on April 30, 2004 and July 30, 2004, respectively. On November 1, 2004 and February 1, 2005, each of non-employee directors, Messrs. A. Thalheimer, Napier, David, James and Ms. Pamela J. Joyner, were granted an option to purchase 2,500 shares of Common Stock at an exercise price of $21.080 and, $16.92, respectively. On October 18, 2004 upon joining the Board of Directors, Ms. Pamela Joyner was granted an option to purchase 3,000 shares of Common Stock at an exercise price of $20.82. The shares subject to these options will vest upon the optionee’s completion of one (1) year of Board service measured from the grant date. Each option granted under the Company’s 2000 Stock Incentive Plan has an exercise price equal to the fair market value of the common stock on the date of grant and has a ten-year term.

PROPOSAL 2

RATIFICATION OF SELECTION OF REGISTERED PUBLIC ACCOUNTING FIRM

The firm of Deloitte & Touche LLP served as the independent registered public accounting firm for the Company for the fiscal year ended January 31, 2005. The Audit Committee of the Board of Directors has selected the firm to continue in this capacity for the current fiscal year. Accordingly, the Company is asking the stockholders to ratify the selection of Deloitte & Touche LLP as independent registered public accounting firm.

Although the selection of Deloitte & Touche LLP is not required to be submitted to a vote of the stockholders, the Board of Directors believes it appropriate as a matter of policy to request that the stockholders ratify the selection of the registered public accounting firm for the fiscal year ending January 31, 2006. If the stockholders fail to ratify the appointment, the Audit Committee of the Board of Directors will consider it as a direction to select other auditors for the subsequent year. Even if the selection is ratified, the Board in its discretion may direct the appointment of a different independent accounting firm at any time during the year if the Board feels that such a change would be in the best interests of the Company and its stockholders.

The Company anticipates that a representative of Deloitte & Touche LLP will be present at the Annual Meeting. Such representative will be given the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to questions at the meeting.

Principal Auditor Fees and Services

The aggregate fees billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) for professional services billed to the Company for professional services rendered during the fiscal years ended January 31, 2005 and 2004 were as follows:

	January 31,
	2005	2004
Audit Fees	$1,101,000	$595,000
Audit Related Fees	-0-	25,000
Tax Fees	43,000	32,000
All Other Fees	-0-	-0-

Total	$1,144,000	$652,000

The Audit Committee has considered whether the provisions of services described in preceding paragraphs is compatible with maintaining auditor independence. Each of the permitted non-auditing services described above has been preapproved by the Audit Committee. Unless a type of service has received general preapproval, it will require separate preapproval by the committee. Each preapproval term lasts for at least 12 months until the first regularly scheduled committee meeting. The Audit Committee has delegated its preapproval authority to its Chairman, provided the Chairman reports any preapproval decisions to the full Audit Committee at its next regularly scheduled meeting.

Vote Required

Approval of this proposal requires a number of votes “FOR” the proposal that represents a majority of the outstanding shares present or represented and entitled to vote on this matter at the Annual Meeting.

Recommendations of the Board of Directors

The Board of Directors recommends a vote FOR ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2006.

SECURITY OWNERSHIP

The following table sets forth the beneficial ownership of the Company’s Common Stock as of April 11, 2005, by (i) all persons known by the Company to beneficially own more than five percent (5%) of its outstanding Common Stock, (ii) each Director, (iii) each of the Company’s executive officers named in the Summary Compensation Table below, and (iv) all Directors and executive officers as a group. All shares are subject to the named person’s sole voting and investment power except where otherwise indicated or where subject to applicable community property laws.

Name	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Richard Thalheimer	3,104,358	(2)	19.6%
Franklin Resources, Inc.	1,815,988	(3)	11.8%
Capital Research & Management	1,200,000	(4)	7.8%
Goldman Sachs	1,195,123	(5)	7.8%
Deutsche Bank	1,106,867	(6)	7.2%
Strong Capital Management	804,952	(7)	5.2%
Alan Thalheimer	119,521	(8)	*
Morton David	30,000	(9)	*
Gerald Napier	62,162	(10)	*
George James	77,000	(11)	*
Pamela Joyner	8,000	(12)	*
Tracy Wan	293,200	(13)	1.9%
Gregory Alexander	87,700	(14)	*
Anthony Farrell	75,400	(15)	*
Craig Trabeaux	52,600	(16)	*
All Directors and executive officers as a Group (13 persons)	3,991,941	(17)	24.2%

*	Less than one percent of class.
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of April 11, 2005 are deemed outstanding. Percentage of beneficial ownership is based upon 15,383,410 shares of common stock as of April 11, 2005. To our knowledge, except as set forth in the footnotes to this table and subject to applicable community property laws, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name. Except as otherwise indicated, the address of each of the directors, executive officers and 5% stockholders in this table is as follows: c/o Sharper Image, 650 Davis Street, San Francisco, California 94111.
(2)	Includes 1,964,962 shares owned by The Richard J. Thalheimer Revocable Trust of which Mr. Richard Thalheimer is trustee and sole beneficiary; 67,500 shares owned by The Richard J. Thalheimer Children’s Trust; 131,969 shares owned by the Richard and Elyse Thalheimer Irrevocable Trust of 1995; 183,673 shares owned by the Richard J. Thalheimer 1997 Annuity Trust, of which Mr. Richard Thalheimer is trustee; 268,722 shares owned by the Richard J. Thalheimer 1997 Grantor Annuity Trust, of which Mr. Richard Thalheimer is trustee; 50,632 shares owned by the Richard J. Thalheimer Irrevocable Trust of 1999; and 436,900 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after April 11, 2005.
(3)	Franklin Resources, Inc., a registered investment adviser, has sole dispositive and sole voting power over 1,815,988 shares as of December 31, 2004. Franklin Resources, Inc.’s address is One Franklin Parkway, San Mateo, CA 94403.

(4)	Capital Research and Management, a registered investment advisor, has sole dispositive power over 1,200,000 shares and sole voting power over 950,000 shares as of December 31, 2004. Capital Research and Management’s address is 333 South Hope St., 55th Floor, Los Angeles, CA 90071.
(5)	Goldman Sachs Asset Management, LP, a registered investment adviser, has sole dispositive power over 1,195,123 shares and sole voting power over 1,110,583 as of December 31, 2004. Goldman Sachs Asset Management, LP’s address is 32 Old Slip, New York, NY 10005.
(6)	Deutsche Bank AG, a registered investment adviser, has sole dispositive and sole voting power over 1,106,867 shares as of December 31, 2004. Deutsche Bank AG’s address is Taumusanlage 12, D-60325 Frankfurt am Main, Federal Republic of Germany.
(7)	Strong Capital Management, Inc., a registered investment advisor, has shared dispositive power and voting power over 804,952 shares as of December 31, 2004. Strong Capital Management, Inc.’s address is 100 Heritage Reserve, Menomonee, WI 53051.
(8)	Includes 45,521 shares owned by Alan and Gladys Thalheimer Revocable Trust. Includes 74,000 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after April 11, 2005, of which 11,000 shares are currently subject to repurchase by us at the exercise price if Mr. Thalheimer’s Board service ends prior to vesting.
(9)	Includes 10,000 shares owned by Mr. Morton David. Includes 20,000 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after April 11, 2005. 11,000 option shares are currently subject to repurchase by us at the exercise price if Mr. David’s Board service ends prior to vesting.
(10)	Includes 25,162 shares owned by the Napier Family Trust, of which Mr. Gerald Napier is Trustee. Includes 37,000 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after April 11, 2005, of which 11,000 shares are currently subject to repurchase by us at the exercise price if Mr. Napier’s Board service ends prior to vesting.
(11)	Includes 15,000 shares owned by Mr. George James. Includes 62,000 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after April 11, 2005, of which 11,000 shares are currently subject to repurchase by us at the exercise price if Mr. James’ Board service ends prior to vesting.
(12)	Includes 8,000 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after April 11, 2005, of which 8,000 shares are currently subject to repurchase by us at the exercise price if Ms. Joyner’s Board service ends prior to vesting.
(13)	Includes 293,200 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after April 11, 2005.
(14)	Includes 87,700 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after April 11, 2005.
(15)	Includes 75,400 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after April 11, 2005.
(16)	Includes 52,600 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after April 11, 2005.
(17)	Includes 1,228,800 shares issuable upon exercise of options, which are currently exercisable or will become exercisable within 60 days after April 11, 2005.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company’s Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (hereafter referred to as the “named executive officers”) serving in that capacity as of January 31, 2005:

Summary Compensation Table

	Fiscal Year Ended Jan. 31	Annual Compensation		Long-Term Compensation	All Other Compensation($)(1)
Name and Principal Position		Salary($)	Bonus($)	Securities Underlying Options (# of shares)
Richard Thalheimer Founder, Chairman of the Board, and Chief Executive Officer	2005 2004 2003	990,000 925,000 850,000	-0- 1,478,400 1,041,600	60,000 shares 75,000 shares 139,000 shares	75,775 113,861 71,847

Tracy Wan President, Chief Operating Officer	2005 2004 2003	417,884 391,539 373,077	-0- 669,900 470,400	25,000 shares 35,000 shares 72,000 shares	30,383 48,484 17,168

Craig Trabeaux Executive Vice President, Retail Operations	2005 2004 2003	282,677 255,769 223,385	18,000 135,000 80,000	9,000 shares 12,000 shares 10,000 shares	18,300 26,803 9,958

Gregory Alexander Senior Vice President Information Technology	2005 2004 2003	294,808 276,538 261,539	18,000 100,000 80,000	7,000 shares 12,000 shares 10,000 shares	11,659 21,230 13,345

Anthony Farrell Senior Vice President, Creative Services	2005 2004 2003	287,892 276,538 261,539	18,000 120,000 80,000	8,000 shares 12,000 shares 10,000 shares	13,810 21,382 9,958

Jeffrey Forgan(2) Former Executive Vice President, Chief Financial Officer	2005 2004 2003	345,733 309,231 293,077	-0- 462,000 319,200	-0- 18,000 shares 57,000 shares	8,520 25,242 9,759

(1)	Represents the following amounts for the named executive officers for the fiscal year ended January 31, 2005: (i) the premiums paid on the life insurance coverage provided such individuals, (ii) the contribution made by the Company to match the salary deferral contribution made by the officer to the Company’s 401(k) Savings plan, up to a maximum of $600, (iii) the imputed value for goods and services provided by the Company, and (iv) profit-sharing paid by the Company.

Fiscal year ended January 31, 2005:

Name	Profit Sharing Contributions($)	Life Insurance Premium($)	Matching 401(k) Contribution($)	Value of Goods and Services($)
Richard Thalheimer	65,740	2,356	600	7,079
Tracy Wan	28,961	822	600	-0-
Craig Trabeaux	11,270	822	600	5,606
Gregory Alexander	10,511	548	600	-0-
Anthony Farrell	10,854	2,356	600	-0-
Jeffrey Forgan(2)	-0-	822	-0-	7,698

(2)	Mr. Forgan voluntarily terminated employment with the Company in December 2004.

In February 2005, Mr. Jeffrey Nachbor joined the Company as Senior Vice President, Chief Financial Officer.

Change in Control Arrangements and Indemnification Agreements

The Compensation Committee as administrator of the Company’s Stock Incentive Plan has the authority to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options held by the Chief Executive Officer and the Company’s other executive officers or any unvested shares actually held by those individuals under those plans, if their employment were to be terminated (whether involuntarily or through a forced resignation) following an acquisition of the Company by merger or asset sale.

The Company has entered into indemnification agreements with each of our current directors and all officers. These agreements requires us to indemnify these individuals to the fullest extent permitted under Delaware law again liabilities that may arise by reason of their service to the Company, and to adverse expenses incurred as a result of any proceeding against them as to which they can be indemnified. We expect to enter into indemnification agreements with our future directors and all officers.

CEO Employment Agreement

The Company entered into, and the Board approved, an employment agreement with Richard Thalheimer, the Company’s Chief Executive Officer, effective as of October 21, 2002, which provides that Mr. Thalheimer’s employment will continue until terminated by us or by him, as set forth in the employment agreement. In the event of a termination without “Cause” or with “Good Reason,” as defined in the employment agreement, Mr. Thalheimer will be entitled to receive (i) a severance payment equal to a maximum of three times his highest annual base salary in the 36 months prior to his termination plus three times his average bonus paid for the immediately preceding three fiscal years (or target bonus for the year of termination, if higher), but in any event no less than $5,000,000 (as adjusted for inflation), with reductions in these amounts at and after age 71, (ii) full vesting in any and all stock options granted to him after the effective date of the employment agreement, with continued exercisability until the date the options would otherwise expire absent his termination and (iii) vested benefits under a Supplemental Executive Retirement Plan, or SERP, giving credit as if Mr. Thalheimer had been employed until age 70. If these payments are made in connection with a change of control and subject to excise tax, we will gross him up for the excise tax.

Under the terms of the SERP, upon Mr. Thalheimer’s retirement at age 70, he is entitled to receive an annual retirement payment of $500,000. Mr. Thalheimer is also entitled to receive continued health benefits for the remainder of his life. If Mr. Thalheimer’s employment terminates before his 70th birthday for any reason other than death, he will be entitled to receive vested benefits beginning on his 70th birthday. If his employment is terminated without “Cause” or with “Good Reason,” or in the event of a change of control of the Company, he will become fully vested in the benefits. If his employment terminates for any other reason, he will be vested in a percentage represented by his actual years of service with the Company divided by the 41 years of service he would have with the Company if he retired at age 70.

Option Grants in Last Fiscal Year

The following table sets forth the information noted for all grants of stock options made to the named executive officers listed in the Summary Compensation Table during the fiscal year ended January 31, 2005. No stock appreciation rights were granted during such fiscal year. On January 24, 2005, the Compensation Committee of the Board of Directors of Sharper Image Corporation (the “Company”) approved the accelerated vesting of all unvested options that have an exercise price of $22 or greater and are held by current employees and officers. This accelerated vesting will affect options with respect to approximately 875,000 shares of the Company’s common stock. This acceleration was effective immediately.

The primary purpose of the accelerated vesting is to eliminate future compensation expense the Company would otherwise recognize in its income statement with respect to these accelerated options once FASB Statement No. 123R (Share-Based Payment) becomes effective in 2006. Because these options have exercise prices significantly in excess of the Company’s current stock price which was $16.90 as of January 24, 2005, the

Company believes that these options may not be offering sufficient incentive to the employees when compared to the potential future compensation expense that would have been attributable to the options. The estimated maximum future expense that is eliminated is $8.4 million. The Company will incur compensation expense in connection with FASB Statement No. 123R for all other options outstanding. In addition to the accounting consequences, the Committee believes that the accelerated vesting may have a positive effect on employee morale and retention.

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
		Percentage of Total Options Granted to Employees in Fiscal Year
			Exercise or Base Price ($/SH(2))
	Options Granted(#)(1)			Expiration Date
Name					5%($)	10%($)
Richard Thalheimer	60,000	13.2%	$26.10	May 21, 2014	$984,849	$2,495,801
Tracy Wan	25,000	5.5%	$26.10	May 21, 2014	410,353	1,039,917
Craig Trabeaux	9,000	2.0%	$26.10	May 21, 2014	147,727	374,370
Gregory Alexander	7,000	1.5%	$26.10	May 21, 2014	114,899	291,177
Anthony Farrell	8,000	1.8%	$26.10	May 21, 2014	131,313	332,773
Jeffrey Forgan(4)	12,000	2.6%	$26.10	May 21, 2014	196,970	499,160

(1)	The option grants have a maximum term of ten years, subject to earlier termination upon the optionee’s cessation of service. On January 24, 2005, the Compensation Committee of the Board of Directors of Sharper Image Corporation (the “Company”) approved the accelerated vesting of all unvested options that have an exercise price of $22 or greater and are held by current employees and officers. This accelerated vesting will affect options with respect to approximately 875,000 shares of the Company’s common stock. This acceleration is effective immediately.
(2)	The exercise price may be paid in cash or in shares of common stock valued at fair market value on the exercise date or through a cashless exercise procedure involving same-day sale of the purchased shares.
(3)	There is no assurance that the actual stock price appreciation over the ten-year option term will be at those assumed rates or at any other level. Unless the market price of the Company’s common stock does in fact appreciate over the option term, no value will be realized from these option grants.
(4)	Mr. Forgan voluntarily terminated employment with the Company in December 2004.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION VALUES

Name	Shares acquired on exercise(#)	Value Realized (Market price at exercise date less exercise price)($)	Number of Unexercised Options at Fiscal Year-End(#)		Value of Unexercised In-The- Money Options at Fiscal Year-End (Market price of shares at Fiscal Year-End ($17.20) less exercise price)($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Richard Thalheimer	73,500	$1,647,125	436,900	93,600	$2,148,086	$585,124
Tracy Wan	30,000	669,212	293,200	44,800	1,630,473	274,432
Craig Trabeaux	13,934	310,365	52,600	11,200	238,285	62,540
Gregory Alexander	2,000	31,300	87,700	9,200	537,760	59,520
Anthony Farrell	24,400	643,858	75,400	9,200	432,900	59,520
Jeffrey Forgan (1)	47,200	747,791	-0-	-0-	-0-	-0-

(1)	Mr. Forgan voluntarily terminated employment with the Company in December 2004.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, Directors and greater than ten-percent stockholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended January 31, 2005, all other Section 16(a) filing requirements applicable to its Officers, Directors and greater than ten-percent beneficial owners were complied with.

ANNUAL REPORT

A copy of the 2004 Annual Report has been mailed concurrently with this Proxy Statement to all Stockholders entitled to notice of and to vote at the Annual Meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

AUDIT COMMITTEE REPORT

The Audit Committee of the Company’s Board of Directors is composed of four members and acts under a written charter adopted and approved by the Board of Directors on January 12, 2004, a copy of which is attached as Appendix A to this proxy statement. The members of the Audit Committee are independent as defined by its charter and rules defined by Nasdaq National Market listing standards and the Securities and Exchange Act.

The Audit Committee overseas the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended January 31, 2005 with management, which review included a discussion of quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

We reviewed and discussed with Deloitte & Touche, LLP, the Company’s independent registered public accounting firm, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States of America, their judgment as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with Audit Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61 (Communication with Audit Committees). The independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standards No. 1 (Independence Discussions with Audit Committees). The Audit Committee discussed with the independent registered public accounting firm the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit related services provided to the Company by Deloitte & Touche LLP with the auditors’ independence.

The Audit Committee discussed with the Company’s independent registered accounting public firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors, and the Board approved, that Company’s audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended January 31, 2005 for filing with the SEC.

Audit Committee:

George James, Chairman

Gerald Napier

Morton David

Pamela Joyner

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Board of Directors (the “Committee”) administers the Company’s compensation policies and programs. The Committee has responsibility for executive compensation matters, including setting the base salaries of the Company’s executive officers, approving individual bonuses and bonus programs for executive officers, administering certain of the Company’s employee benefit programs and the administration of the Company’s Stock Incentive Plan, under which grants may be made to executive officers and other key employees. The Company’s compensation program is designed to retain and reward executives who are responsible for leading the Company in achieving the business objectives. All decisions by the Committee relating to the compensation of the executive officers are reviewed and ratified by the independent Board of Directors. The following is a summary of the policies of the Committee that affect the compensation paid to executive officers, as reflected in the tables and text set forth elsewhere in this Proxy Statement.

GENERAL COMPENSATION POLICY. The overall policy of the Committee is to offer the Company’s executive officers competitive compensation opportunities based upon their personal performance, the financial performance of the Company and their contribution to that performance. One of the primary objectives is to have a substantial portion of each executive officer’s compensation contingent upon the Company’s financial success as well as upon such executive officer’s own level of performance. Each executive officer’s compensation package is generally comprised of three elements: (i) base salary, which is determined primarily on the basis of the individual’s position and responsibilities and the level of the individual’s performance, (ii) incentive performance awards payable in cash and tied to the Company’s financial performance and individual performance, and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company’s stockholders. Generally, as an executive officer’s level of responsibility increases, a greater portion of such executive officer’s total compensation will be dependent upon Company performance rather than base salary.

FACTORS. The principal factors considered in establishing the components of each executive officer’s compensation package, other than the Chief Executive Officer, for the fiscal year ended January 31, 2005, are summarized below. The Committee may at its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

Base Salary. The base salary for each officer is set primarily on the basis of personal performance, level of responsibility, salary levels for comparable positions of other retailers (as estimated based on the Committee’s knowledge of the retail industry), internal comparability considerations and, to a lesser extent, on the financial performance of the Company.

Incentive Compensation. In 2001 the stockholders approved an Executive Bonus Plan, which was first implemented in the fiscal year ending January 31, 2002. For each fiscal year, the Compensation Committee selects executive officers to participate and establishes a target bonus for each eligible executive for the fiscal year, payable if a specified performance goal is satisfied for such fiscal year. The performance goal for each fiscal year is based on one of the following measures of Company performance: (i) the achievement of a specified closing or average closing price of Company common stock, (ii) the absolute or percentage increase in the closing or average closing price of Company common stock and/or one or more of the following measures of the Company’s net income for such fiscal year determined in accordance with generally accepted accounting principles as consistently applied by the Company: (i) absolute net income or a percentage or absolute dollar increase in net income, (ii) earnings per share or a percentage or absolute dollar increase in earnings per share, or (iii) return on equity or a percentage or absolute dollar increase in return on equity. The Compensation Committee may provide for various levels of bonus depending on relative performance toward a performance goal. The Compensation Committee may establish multiple goals based on more than one measure, but any bonus payable must be based on the satisfaction of at least one goal. For fiscal 2004 there were two current executive officers, Mr. Richard Thalheimer and Ms. Tracy Wan, selected for the Executive Bonus Plan. The performance goals established by the Committee for fiscal 2004 were not achieved and therefore these executive officers were not awarded bonuses for the year. The annual bonuses for executive officers not included in the Executive Bonus Plan are earned on the basis of the Company’s financial performance and the base salary, personal performance and level of responsibility of such executive officer. The specific amount paid to each of these executive officers is determined by the Company’s Chief Executive Officer on the basis of personal performance and level of responsibility of each such executive officer, subject to the Committee’s approval.

Long-Term Stock-Based Incentive Compensation. Generally, the Committee approves annual grants of stock options to each of the Company’s executive officers under the Stock Incentive Plan. The grants are designed to align the interests of each executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant generally allows the officer to acquire shares of the Company’s common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to 10 years), thus providing a return to the executive officer only if the market price of the shares appreciates over the option term. The Committee may also grant certain performance-based stock options. The size of the option grant to each executive officer generally is designed to create a meaningful opportunity for stock ownership and is based upon the executive officer’s current position with the Company, internal comparability considerations regarding option grants made to other executive officers of the Company, the executive officer’s current level of performance, the executive officer’s potential for future responsibility and promotion over the option term. The Committee also considers the number of vested and unvested options held by the executive officer at the time of the proposed grant in order to maintain an appropriate level of equity incentive for that individual. However, the Committee does not adhere to any specific guidelines as to the relative option holdings of the Company’s executive officers.

CEO COMPENSATION. The Compensation Committee determined the base salary of Mr. Thalheimer, the Company’s Founder, Chief Executive Office and Chairman of the Board on the basis of his personal performance, level of responsibility, the financial performance of the Company and salary levels for comparable positions of other retailers. Mr. Thalheimer’s base salary for the fiscal year ended January 31, 2005, was established at $990,000 and will continue through fiscal year ending January 31, 2006. Mr. Thalheimer did not qualify for a bonus in fiscal year 2004. The split-dollar life insurance arrangement for Mr. Thalheimer was terminated in fiscal 2003 and the Company was reimbursed for all premiums paid.

TAX LIMITATION. Under Section 162(m) of the Internal Revenue Code, the Company is not be allowed a federal income tax deduction for compensation paid to certain executive officers to the extent that compensation exceeds $1 million per officer in any one year. This limitation generally applies to compensation paid to the covered executive officers, except that certain performance-based compensation paid pursuant to a stockholder approved plan is exempt from the limitation. The Company’s Stock Incentive Plan and its 2000 Incentive Plan are structured so that any compensation deemed paid to an executive officer in connection with the exercise price of option grants made under those plans will generally qualify as performance-based compensation that will not be subject to the $1 million limitation. The Executive Bonus Plan is also structured so that bonuses payable thereunder should qualify as performance based compensation that is exempt from the limitation. In authorizing the type and levels of other compensation payable to executive officers, the Committee considers, as one factor, the deductibility of that compensation, but may deem it appropriate to authorize compensation that is not deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code. The Company deferred payment of a portion of Mr. Thalheimer’s bonus for the fiscal year ending January 31, 2001, in order to avoid exceeding the limit.

Submitted by the Company’s Compensation Committee of the Board of Directors:

Morton David, Chairman

Gerald Napier

George James

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity which has one or more executive officers serving as a member of the Company’s Board of Directors or Compensation Committee. No member of the Compensation Committee is a former or current officer or employee of the Company.

PERFORMANCE GRAPH

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS*

OF THE COMPANY, THE NASDAQ STOCK MARKET (U.S.) INDEX,

THE RUSSELL 2000 INDEX AND THE NASDAQ RETAIL TRADE INDEX

The following graph compares the yearly percentage changes in the cumulative total stockholder return on the Company’s Common Stock with the cumulative total return on the Nasdaq Stock Market (U.S.) Index, the Russell 2000 Index and the Nasdaq Retail Trade Index during the five fiscal years ended January 31. The comparison assumes that $100 was invested on January 31, 2000 in the Company’s Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.

*	$100 INVESTED ON 01/31/00 IN STOCK OR INDEX-INCLUDING REINVESTMENT OF DIVIDENDS, FISCAL YEAR ENDING JANUARY 31.

Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, none of the preceding Stock Performance Graph, Compensation Committee Report or Audit Committee Report is to be incorporated by reference into any of our prior filings under the securities laws or otherwise deemed “soliciting material” or “filed” under the securities laws, nor shall such graph or Audit Committee Report be incorporated by reference into any future filings made by us under those securities laws.

CERTAIN TRANSACTIONS

There were no reportable transactions during fiscal 2004.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be considered for inclusion in the Company’s Proxy Statement for the Annual Meeting of Stockholders to be held in 2006 must be received by the Company no later than January 9, 2006. The proposal must be mailed to the Company’s principal executive offices at 650 Davis Street, San Francisco, California 94111. Such proposals may be included in next year’s Proxy Statement if they comply with applicable requirements of Rule 14a-8 promulgated by the SEC and our by-laws. If the Company is not notified of a stockholder proposal by March 24, 2006, then the proxy solicited by the Board of Directors for the 2006 Annual Meeting will confer discretionary authority to vote against the stockholder proposal.

OTHER BUSINESS

The Board of Directors is not aware of any other matter which may be presented for action at the meeting. Should any other matter requiring a vote of the stockholders arise, the enclosed proxy card gives authority to the persons listed on the card to vote at their discretion on such matters.

BY ORDER OF THE BOARD OF DIRECTORS

Richard Thalheimer

Founder, Chairman of the Board, and

Chief Executive Officer

April 11, 2005

San Francisco, California

EXHIBIT A

Sharper Image Corporation

A Delaware Corporation

(the “Company”)

Audit Committee Charter

Adopted January 12, 2004

Purpose

The Audit Committee (the “Committee”) is created by the Board of Directors of the Company to:

•	assist the Board in its oversight of responsibilities by overseeing the accounting and financial reporting process of the Company and the audit of the financial statement of the Company by reviewing:

•	the integrity of the financial statements of the Company;

•	the qualifications, independence and performance of the Company’s independent auditors; and

•	the performance of the Company’s internal audit function.

•	prepare the audit committee report that Securities and Exchange Commission rules require to be included in the Company’s annual proxy statement.

Membership

The Committee shall consist of at least three members comprised solely of independent directors meeting the independence and experience requirements of National Association of Securities Dealers Automated Quotations (NASDAQ). No Committee member shall simultaneously serve on the audit committees of more than two other public companies. Committee members shall be appointed by the Board and may be removed by the Board at any time. The Board shall designate the Chairman of the Committee.

Authority and Responsibilities

In addition to any other responsibilities that may be assigned from time to time by the Board, the Committee is responsible for the following matters:

Independent Auditors

•	The Committee has the sole authority to appoint, compensate, retain, oversee and terminate the independent auditors of the Company (subject, if applicable, to shareholder ratification), including sole authority to approve all audit engagement fees and terms and permissible non-audit services to be provided by the independent auditors. The independent auditor must report directly to the Committee.

•	The Committee shall preapprove the audit services and non-audit services pursuant to preapproval policies and procedures established by the Committee to be provided by the Company’s independent auditors. The Committee may consult with management in the decision-making process, but may not delegate this authority to management. The Committee may delegate its authority to pre-approve services to one or more Committee members, provided that such designees present any such approvals to the full Committee at the next Committee meeting.

•	The Committee shall evaluate the independent auditors’ qualifications, performance and independence, and shall present its conclusions with respect to the independent auditors to the full Board on at least an annual basis.

Internal Auditors

•	The Company’s Chief Financial Officer shall be the Company’s chief audit executive and shall report directly to the Committee.

Financial Statements; Disclosure and Other Risk Management and Compliance Matters

•	The Committee shall review with management, the internal auditors and the independent auditors, in separate meetings if the Committee deems it appropriate:

•	the annual audited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to the filing of the Company’s Form 10-K; and

•	the quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” prior to the filing of the Company’s Form 10-Q.

•	The Committee shall, in conjunction with the CEO and CFO of the Company, review the Company’s internal controls and disclosure controls and procedures, including whether there are any significant deficiencies in the design or operation of such controls and procedures, material weaknesses in such controls and procedures, any corrective actions taken with regard to such deficiencies and weaknesses and any fraud involving management or other employees with a significant role in such controls and procedures.

•	The Committee shall have sole authority over the resolution of any disagreements between management and the independent auditor regarding the Company’s financial reporting.

•	The Committee shall establish procedures for:

•	the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

•	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	The Committee shall review any significant complaints regarding accounting, internal accounting controls or auditing matters received pursuant to such procedures.

•	The Committee shall prepare the audit committee report that Securities and Exchange Commission rules require to be included in the Company’s annual proxy statement.

Reporting to the Board

•	The Committee shall report to the Board periodically. This report shall include a review of any issues that arise with respect to the quality or integrity of the Company’s financial statements, the qualifications, independence and performance of the Company’s independent auditors, the performance of the internal audit function, any funding requirements for the outside auditors, Committee and any advisors retained by the Committee to assist it in its responsibilities and any other matters that the Committee deems appropriate or is requested to be included by the Board.

•	The Committee shall annually review and assess the adequacy of this charter and recommend any proposed changes to the Board.

Procedures

The Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this charter, but not less frequently than quarterly. The Committee shall periodically meet in executive sessions,

A-2

without management participation. The Chairman of the Committee, in consultation with the other committee members, shall determine the frequency and length of the committee meetings and shall set meeting agendas consistent with this charter.

The Committee is authorized (without seeking Board approval) to retain special legal, accounting or other advisors and may request any officer or employee of the Company or the Company’s outside counsel or independent auditors to meet with any members of, or advisors to, the Committee.

The Committee may delegate its authority to subcommittees or the Chairman of the Committee when it deems appropriate and in the best interests of the Company.

Limitations Inherent in the Audit Committee’s Role

It is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with GAAP. This is the responsibility of management and the independent auditors. Furthermore, while the Committee is responsible for reviewing the Company’s policies and practices with respect to risk assessment and management, it is the responsibility of the CEO and senior management to determine the appropriate level of the Company’s exposure to risk.

A-3

EXHIBIT B

Sharper Image Corporation

A Delaware Corporation

(the “Company”)

Nominating Committee Charter

Adopted January 26, 2004

Purpose

The Nominating Committee (the “Committee”) is created by the Board of Directors of the Company to:

•	identify individuals qualified to become Board members, and recommend to the Board director nominees for election at the next annual or special meeting of shareholders at which directors are to be elected or to fill any vacancies or newly created directorships that may occur between such meetings;

•	make recommendations to the Board as to determinations of director independence;

•	oversee and set compensation for the Company’s directors; and

•	oversee compliance with the Code of Conduct of the Company as set forth in the Company’s Associate Handbook.

Membership

The Committee shall consist of at least three members, comprised solely of independent directors meeting the independence requirements of the National Association of Securities Dealers Automated Quotations (NASDAQ). The independent members of the Board shall recommend nominees for appointment to the Committee annually and as vacancies or newly created positions occur. Committee members shall be appointed by the Board and may be removed by the Board at any time. The Committee shall recommend to the Board, and the Board shall designate, the Chairman of the Committee.

Authority and Responsibilities

In addition to any other responsibilities that may be assigned from time to time by the Board, the Committee is responsible for the following matters, provided that with respect to corporate governance matters identified below it shall be the responsibility of management, or, in the case of conflicts of interest involving directors, of the relevant director or directors, to inform the Committee appropriately.

Board/Committee Nominees

•	The Committee shall oversee searches for and identify qualified individuals for membership on the Company’s Board of Directors.

•	The Committee shall establish criteria for Board and Board committee membership, including as to director independence, and shall recommend individuals for membership on the Company’s Board of Directors.

Director Compensation

•	The Committee shall review and approve compensation (including stock option grants and other equity-based compensation) for the Company’s directors.

Corporate Governance Matters

•	The Committee shall oversee compliance with the Company’s Code of Conduct and report on such compliance to the Board. The Committee shall also review and consider any requests for waivers of the

Company’s Code of Conduct for the Company’s directors, executive officers and other senior financial officers, and shall make a recommendation to the Board with respect to such request for a waiver.

•	The Committee shall review potential conflicts of interest involving directors and shall determine whether such director or directors may vote on any issue as to which there may be a conflict.

•	The Committee shall review all related party transactions and determine whether such transactions are appropriate for the Company to undertake. If so, the Committee is authorized to approve such transactions.

Reporting to the Board

•	The Committee shall report to the Board periodically. This report shall include a review of any recommendations or issues that arise with respect to Board membership, Board performance, corporate governance or any other matters that the Committee deems appropriate or is requested to be included by the Board.

•	The Committee shall periodically review and assess the adequacy of this charter and recommend any proposed changes to the Board for approval.

Procedures

The Committee shall meet as often as it determines is appropriate to carry out its responsibilities under this charter. The Chair of the Committee, in consultation with the other Committee members, shall determine the frequency and length of the Committee meetings and shall set meeting agendas consistent with this charter.

The Committee may retain and terminate any search firm assisting the Committee in identifying director candidates and may approve all such search firm’s fees and other retention terms. In addition, the Committee may retain and terminate any compensation consultant assisting the Committee in the evaluation of director compensation and may approve all such compensation consultant’s fees and other retention terms.

The Committee may delegate its authority to subcommittees or the Chair of the Committee when it deems appropriate and in the best interests of the Company.

B-2

PROXY	PROXY

SHARPER IMAGE CORPORATION

650 Davis Street, San Francisco, CA 94111

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Richard Thalheimer and Jeffrey Nachbor, and each of them, with full power of substitution, the proxy or proxies of the undersigned to vote all shares of Common Stock of Sharper Image Corporation which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Sharper Image Corporation to be held at the World Trade Club, One Ferry Plaza, San Francisco, California 94111 on Monday, June 6, 2005 at 10:00 a.m., and at any adjournments or postponements thereof, with the same force and effect as the undersigned might or could do if personally present thereat:

(Continued, and to be signed on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

Ù FOLD AND DETACH HERE Ù

Please Mark Here for Address Change or Comments	☐
SEE REVERSE SIDE

1. Elections of Directors.			FOR	AGAINST	ABSTAIN
FOR all nominees listed (except as marked to the contrary) ☐	WITHHOLD AUTHORITY to vote for all nominees listed ☐	2. Proposal to ratify the selection of Deloitte & Touche LLP as the Company’s independent registered accounting firm. (The Board of Directors recommends a vote FOR.)	☐	☐	☐

(INSTRUCTION: If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee’s name in the list below:

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any adjournments or postponements thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2 in the discretion of the proxy holders, upon such other business as may properly come before the meeting and at any adjournments or postponements thereof.

Nominees:
01 Richard J. Thalheimer 02 Alan R. Thalheimer 03 Gerald Napier	04 Morton David 05 George James 06 Pamela Joyner 07 Tracy Wan

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY

CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature                                                                           Signature                                                           Date                     , 2005

Please sign exactly as name appears above. When shares are held jointly, every holder should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Ù FOLD AND DETACH HERE Ù

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24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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